UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2020

Date of report (Date of earliest event reported)

PIPER SANDLER COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 1000
Minneapolis, Minnesota		55402
(Address of Principal Executive Offices)		(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	PIPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On January 3, 2020, pursuant to the Agreement and Plans of Merger, dated as of July 9, 2019, by and among Piper Sandler Companies (formerly known as Piper Jaffray Companies), a Delaware corporation (the “Company”), SOP Holdings, LLC, a Delaware limited liability company and certain of its subsidiaries, including Sandler O’Neill & Partners L.P., a Delaware limited partnership (collectively, “Sandler O’Neill”), and the other parties thereto (the “Merger Agreement”), the Company completed its previously announced acquisition of one hundred percent of the outstanding ownership interests of Sandler O’Neill (the “Transaction”). In accordance with the Merger Agreement, the aggregate purchase price paid by the Company to the sellers of Sandler O’Neill was $485 million (the “Consideration”).

Effective as of the closing of the Transaction (the “Closing”), the Company changed its the name from “Piper Jaffray Companies” to “Piper Sandler Companies” and changed the ticker symbol for the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) trading on the New York Stock Exchange, from “PJC” to “PIPR”. In addition, effective as of the Closing, the Company’s wholly owned broker-dealer subsidiary Piper Jaffray & Co. changed its name to “Piper Sandler & Co.” (“PS&Co.”).

The Consideration consisted of $350 million in cash paid to the equity holders of Sandler O’Neill and $135 million in restricted consideration paid to the employee partners of Sandler O’Neill, primarily in the form of restricted shares of Common Stock (the “Equity Consideration”), subject to the terms and conditions of the restricted stock agreements entered into between the Company and each employee partner receiving the Equity Consideration (the “Restricted Stock Agreements”). The total number of restricted shares of Common Stock issued as Equity Consideration was 1,568,670, which shares had an aggregate value of $114,652,496 based on the price per share of $73.0890 set forth in the Merger Agreement. In addition to the Consideration, pursuant to the Merger Agreement, the Company implemented a retention program with an aggregate retention pool of $115 million payable in restricted consideration (generally restricted shares of the Company’s common stock) to employees of Sandler O’Neill, subject to the terms and conditions of the applicable award agreements entered into between the Company and each recipient of an award under the retention pool.

Effective as of the Closing, James J. Dunne III, Senior Managing Principal of Sandler O’Neill, has been appointed to the positions of Vice Chairman of the Company and Senior Managing Principal of the financial services group of PS&Co. (the “Financial Services Group”), and Jonathan J. Doyle, Senior Managing Principal of Sandler O’Neill, has been appointed to the Company’s Board of Directors (the “Board”) and to the positions of Vice Chairman of the Company and Senior Managing Principal of the Financial Services Group, which he will lead. In addition, pursuant to the terms of the Merger Agreement, a second, mutually agreed individual will be appointed to the Board in the first quarter of 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K on July 10, 2019, and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The source of the funds for the Consideration was a combination of cash flows from operations, cash proceeds from the sale by the Company of Advisory Research, Inc., and proceeds from the issuance of unsecured fixed rate senior notes to Pacific Investment Management Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is herein incorporated by reference into this Item 3.02.

Pursuant to the terms and conditions of the Merger Agreement, at the Closing, the Equity Consideration was issued by the Company directly to certain employee equity holders who are “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Equity Consideration as part of the Consideration was made in reliance upon an applicable exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof or other appropriate exemptions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the terms and conditions of the Merger Agreement, at the Closing, the Company appointed Jonathan J. Doyle, Senior Managing Principal of Sandler O’Neill, to the Board for an initial term beginning at the Closing, and expiring at the Company’s 2020 annual meeting of shareholders. As an employee director, Mr. Doyle will not serve on any committees of the Board and will not receive any additional compensation for his service as a member of the Board.

In connection with the Transaction, Mr. Doyle entered into a letter agreement (the “Letter Agreement”) with the Company and PS&Co., pursuant to which Mr. Doyle has been appointed to serve as (i) Vice Chairman of the Company, (ii) Senior Managing Principal and Head of the Financial Services Group, and (iii) a member of the Board. Under the terms and conditions of the Letter Agreement, Mr. Doyle’s employment with the Company became effective as of the Closing.

Under the terms of the Letter Agreement, Mr. Doyle will receive an annualized base salary of $500,000 following the Closing, with 2020 and 2021 total compensation, consisting of base salary and annual bonus, ranging between $7,000,000 and $10,000,000 in the aggregate, and total compensation for 2022, 2023 and 2024 no less than $5,000,000 in the aggregate. Mr. Doyle’s annual bonus payments will be based on certain revenue metrics of the Financial Services Group and, subject to the terms of the Letter Agreement, may be paid by the Company in the form of cash, time-vested and performance-vested equity-based awards of shares of Common Stock and mutual fund restricted shares; provided, that his annual bonus payments with respect 2020 and 2021 performance will consist of (i) 60% cash and (ii) 40% equity-based awards, of which (a) 37.5% will be paid in restricted shares of Common Stock with three year ratable vesting, (b) 37.5% will be paid in mutual fund restricted shares with three year ratable vesting and (c) 25% will be paid in the Company’s annual long-term performance share unit award granted in February following the year of performance. At the Closing, the Company also granted Mr. Doyle a retention equity award in the form of restricted shares of Common Stock with a value equal to $10,000,000 as of the Closing (the “Retention Equity Award”), which will vest ratably in three equal installments on each of January 17, 2023, 2024 and 2025, subject to his continued employment. If Mr. Doyle’s employment is terminated by the Company without “cause”, by Mr. Doyle for “good reason” or as a result of Mr. Doyle’s death or disability (each as defined in the Letter Agreement), then Mr. Doyle will receive his annual bonus (without proration) for the applicable calendar year of such termination and his Retention Equity Award will vest in full upon the date of termination.

In consideration of his employment with the Company and the compensation offered by the Company under the Letter Agreement, Mr. Doyle further agreed to certain non-competition, non-solicitation and confidentiality restrictions.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing, the Company filed with the Delaware Secretary of State a certificate of amendment (the “Certificate of Amendment”) of its Amended and Restated Certificate of Incorporation to amend Article 1 thereof to change its name from “Piper Jaffray Companies” to “Piper Sandler Companies”, effective as of January 3, 2020. In addition, the Board amended and restated the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to reflect the change of the Company’s name described above, effective as of January 3, 2020. Copies of the Certificate of Amendment and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on 8-K and are herein incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2020, the Company issued a press release announcing the closing of the Transaction and the name change described above, a copy of which is attached as Exhibit 99.1 and is herein incorporated by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the (i) audited consolidated balance sheets of Sandler O’Neill as of December 31, 2018, December 31, 2017, and December 31, 2016, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2018, December 31, 2017 and December 31, 2016, and the notes related thereto and (ii) unaudited consolidated interim financial statements of Sandler O’Neill for the nine months ended September 30, 2019 and September 30, 2018, and the notes related thereto, under cover of a Form 8-K/A not later than 71 calendar days after this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information under cover of a Form 8-K/A not later than 71 calendar days after this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Agreement and Plans of Merger, dated July 9, 2019, by and between Piper Jaffray Companies, SOP Holdings, LLC, Sandler O’Neill & Partners Corp., Sandler O’Neill & Partners L.P. and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on July 10, 2019)

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

10.1	Letter Agreement, dated as of July 8, 2019, between the Company and Jonathan J. Doyle

99.1	Press Release, dated January 3, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER SANDLER COMPANIES

Date: January 6, 2020	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary